                                                                       EXHIBIT 2







                            DATED SEPTEMBER 30, 1999



                              GOLDEN TELECOM, INC.



                     4,650,000 SHARES OF PAR VALUE $.01 EACH
                                  COMMON STOCK




                        ---------------------------------

                             UNDERWRITING AGREEMENT

                        ---------------------------------

CONTENTS


CLAUSE                                                                  PAGE
1.  INTERPRETATION........................................................1

2.  UNDERWRITING..........................................................5

3.  CLOSING...............................................................6

4.  UNDERTAKINGS..........................................................7

5.  COMMISSIONS; TERMS OF THE PUBLIC OFFERING............................10

6.  EXPENSES.............................................................10

7.  REPRESENTATIONS AND WARRANTIES.......................................11

8.  INDEMNITY............................................................18

9.  LISTING..............................................................22

10. CONDITIONS PRECEDENT.................................................23

11. TERMINATION..........................................................35

12. NOTICES..............................................................36

13. COUNTERPARTS.........................................................37

14. GOVERNING LAW........................................................37


SCHEDULE

1.       The Underwriters

THIS AGREEMENT is made on September 30, 1999 AMONG:

(1)      Golden Telecom, Inc., a Delaware corporation (the "COMPANY");

(2)      Global TeleSystems Group, Inc., a Delaware corporation (the "PARENT");
         and

(3) The Underwriters named in Schedule 1 hereto (the "UNDERWRITERS"), for whom Deutsche Bank AG London ("DEUTSCHE BANK") and Bear, Stearns & Co. Inc. ("BEAR STEARNS") shall act as representatives (the
         "REPRESENTATIVES").

WHEREAS:

(A) The Company proposes to issue 4,650,000 shares of its Common Stock, par value $.01 per share ("SHARES"), in an international offering in respect of which Deutsche Bank will act as global co-ordinator and bookrunner. In addition, the Company proposes to grant Deutsche Bank on behalf of the Underwriters the option to require the Company to issue up to an additional 697,500 new Shares.

(B) The Offer Shares are to be purchased by the Underwriters and distributed under an international offering (the "OFFERING") pursuant to the terms of this agreement.

(C) The Company has filed with the Commission the Registration Statement, relating to the Offer Shares.

(D) The issued share capital of the Company is currently $106,000 represented by 10,600,000 shares of Common Stock, par value $.01 each. Under the Certificate of Incorporation of the Company, the board of directors of the Company has full power and authority to make available for sale and to issue up to 5,347,500 Shares without the same requiring first to be offered to shareholders of the Company. At meetings of the board of directors held on July 12 and September 30, 1999 it was resolved that the Firm Shares and up to the whole of the Additional Shares should be sold for and issued on the terms of this Agreement.

IT IS AGREED as follows:

1.       INTERPRETATION

(1)      In this Agreement (including the Recitals and the Schedule):

         "ADDITIONAL SHARES" means up to 697,500 additional Shares, the subject of the option granted by the Company to the Underwriters under clause 2(b);

         "AFFILIATE" has the meaning given to it by Rule 501(b) of Regulation D under the Securities Act;

         "AGREEMENTS AND INSTRUMENTS" has the meaning given to it in subclause 7(n);

         "BLUE SKY" has the meaning given to it in subclause 4(3);

         "CLOSING" means the First Closing or the Subsequent Closing as the context requires;

         "CLOSING DATE" means the date of the First Closing or the Subsequent Closing as the context requires;

         "COMMISSION" means the U.S. Securities and Exchange Commission;

         "COMMISSIONS" means the commissions referred to in clause 5;

         "COMPANY" has the meaning given to it in introductory clause (1) of this Agreement;

         "CMSS" shall mean ChaseMellon Shareholder Services, L.L.C.;

         "DESIGNATED UNDERWRITER" has the meaning given to it in subclause 2(f);

         "DEUTSCHE BANK" has the meaning given to it in introductory clause (3) of this Agreement;

         "DIRECTED SHARE PROGRAM" has the meaning given to it in subclause 2(f);

         "DIRECTED SHARES" has the meaning given to it in subclause 2(f);

         "ENVIRONMENTAL LAWS" has the meaning given to it in subclause 7(z);

         "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended;

         "FIRM SHARES" means 4,650,000 Shares, the subject of the Offering;

         "FIRST CLOSING" means the implementation of all the actions described in subclause 3(1);

         "GOVERNMENTAL LICENSES" has the meaning given to it in subclause 7(x);

         "GROUP" means the Company and the Ventures, considered as a whole;

         "INDEMNIFIED PERSON" means any of the Underwriters, any of their affiliates or controlling persons (as defined in Section 15 of the Securities Act or Section 20 of the Exchange Act) or any of their respective directors, officers, employees or agents;

         "INTELLECTUAL PROPERTY RIGHTS" has the meaning given to it in subclause 7(y);

         "MATERIAL ADVERSE EFFECT" has the meaning given to it in subclause
         7(n);

         "NASDAQ NATIONAL MARKET" means the Nasdaq Stock Market's National
         Market;

         "OFFERING" has the meaning given to it in Recital (B);

         "OFFER PRICE" means $12.00 per Offer Share;

         "OFFER SHARES" means the Firm Shares and so many of the Additional Shares as are required to be issued;

         "PARENT" has the meaning given to it in introductory clause (2) of this Agreement;

         "PARTICIPANTS" has the meaning given to it in subclause 2(f);

         "PERMITS" has the meaning given to it in subclause 10(1)(b)(D)(v);

         "PRELIMINARY PROSPECTUS" means the Prospectus in preliminary form;

         "PROSPECTUS" means the Prospectus in the form first used to confirm sales of Offer Shares; the Prospectus is contained in the registration statement;

         "PURCHASE PRICE" means $11.22 per Offer Share;

         "REGISTRATION STATEMENT" means the registration statement (File No. 333-82791) with respect to the Offer Shares as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act. If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Securities Act, then any reference herein to the term "Registration Statement" shall be deemed to include such abbreviated registration statement;

         "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Venture;

         "REPRESENTATIVES" has the meaning given to it in introductory clause
         (3) of this Agreement;

         "RULES AND REGULATIONS" means the rules and regulations of the Commission;

         "RUSSIAN COMPANIES" has the meaning given to it in subclause 10(1)(b)(C)(ii);

         "RUSSIAN MATERIAL ADVERSE EFFECT" has the meaning given to it in subclause 10(1)(b)(C)(v);

         "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended;

         "SHARES" has the meaning given to it in Recital (A);

         "SUBSEQUENT CLOSING" means the implementation of all the actions described in subclause 3(2);

         "TELECOMMUNICATIONS LICENSES" has the meaning given to it in subclause 10(1)(b)(C)(v);

         "TELECOMMUNICATIONS PERMITS" has the meaning given to it in subclause 10(1)(b)(C)(v);

         "UKRAINIAN MATERIAL ADVERSE EFFECT" has the meaning given to it in subclause 10(1)(b)(D)(v);

         "UNDERWRITERS" has the meaning given to it in introductory clause (3) of this Agreement;

         "VENTURES" means all entities in which the Company has a direct or indirect greater than 25% equity interest or voting power.

(2)      In this Agreement:

         (a) references to a person include a body corporate and an unincorporated association of persons;

         (b) references to a party to this agreement include references to the successors or assigns (immediate or otherwise) of that party.

(3) Where any statement is qualified by the expression "to the best of the Company's knowledge" or any similar expression, that statement shall be deemed to include an additional statement that it has been made after due enquiry by the appropriate officers of the Company.

(4) subclauses (1) to (3) above apply unless the contrary intention appears.

(5)      The headings in this Agreement do not affect its interpretation.

2.       UNDERWRITING

         Subject to the terms and conditions of this Agreement:

         (a) the Company agrees to issue and sell the Firm Shares and, upon exercise of the option described below, the Additional Shares, to the several Underwriters;

         (b) the Company irrevocably grants to the several Underwriters an option, exercisable at one time only, to require the Company to issue and sell up to 697,500 Additional Shares solely to cover over-allotments in connection with the Offering, such option to be exercisable upon notice to the Company from Deutsche Bank on behalf of the Underwriters given not later than 5:00 p.m. (New York time) on October 30, 1999;

         (c) each Underwriter severally and not jointly agrees, upon the basis of the representation and warranties contained herein, and subject to the conditions stated in clause 10 hereof, to purchase the number of Firm Shares set out against its name in
                  Schedule 1, at the Purchase Price, plus the number of Additional Shares representing such Underwriter's pro rata share (calculated by reference to the aggregate number of Firm Shares purchased by such Underwriter and the aggregate number of Firm Shares purchased by all of the Underwriters) of the number of Additional Shares required to be issued by the Company;

         (d) subject to the terms hereof, the Underwriters shall make a public offering of the Firm Shares as soon after the Registration Statement and this Agreement have become effective;

         (e) if, at a Closing, any one or more of the Underwriters shall fail or refuse to purchase Offer Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offer Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than 10% of the aggregate number of the Offer Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated severally in the proportion that the number of Firm Shares set forth opposite its names in Schedule 1 bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportion as Deutsche Bank may specify, to purchase the Offer Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, at the First Closing, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than 10% of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to Deutsche Bank and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either Deutsche Bank or the Company shall have the right to postpone the Closing, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, at any Subsequent Closing, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than 10% of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         (f) As part of the offering contemplated by this Agreement, Bear Stearns (the "DESIGNATED UNDERWRITER") has agreed to reserve out of the Offer Shares purchased by it under this Agreement, up to 150,000 shares, for sale to the Company's directors, officers, employees and other parties associated with the Company (collectively, "PARTICIPANTS"), as set forth in the Prospectus (as defined herein) under the heading "Underwriting" (the "DIRECTED SHARE PROGRAM"). The Offer Shares to be sold by the Designated Underwriter pursuant to the Directed Share Program (the "DIRECTED SHARES") will be sold by the Designated Underwriter pursuant to this Agreement at the Purchase Price, provided, however, that under no circumstances will the Designated Underwriter be liable to the Company or to any of the Participants for any action taken or omitted in good faith in connection with transactions effected with regard to the Participants. Any Directed Shares not orally confirmed for purchase by a Participant by the end of the business day on which this Agreement is executed will be offered to the public at the Offer Price by the Designated Underwriter as set forth in the Prospectus.

3.       CLOSING

(1) At 9:00 A.M. (New York time) on October 5, 1999 or at such other time and/or date as the Company and Deutsche Bank on behalf of the Underwriters may agree:

         (a) the Company shall issue the Firm Shares and shall deliver certificates, in definitive form and registered in such names and in such denominations as Deutsche Bank and the Representatives shall request in writing not later than two full business days prior to the First Closing, evidencing the Firm Shares for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Firm Shares to the Underwriters duly paid, against payment of the purchase money therefor; and

         (b) Deutsche Bank and the Representatives on behalf of the Underwriters shall pay to the Company the aggregate Purchase Price in respect of the Firm Shares in Federal (same day) funds.

(2) At 9:00 A.M. (New York time) on whichever is the later of the date of the First Closing and the third business day after notice to purchase Additional Shares is given under clause 2(b), or at such other time and/or date as the Company and Deutsche Bank on behalf of the Underwriters may agree:

         (a) the Company will issue the Additional Shares and deliver certificates, in definitive form and registered in such names and in such denominations as Deutsche Bank and the Representatives shall request in writing not later than two full business days prior to the Closing for the Additional Shares, evidencing the Additional Shares for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Additional Shares to the Underwriters duly paid, against payment of the purchase money therefor; and

         (b) Deutsche Bank and the Representatives on behalf of the Underwriters shall pay to the Company the aggregate Purchase Price in respect of the Additional Shares in Federal (same day) funds.

(3) A certificate or certificates for the Offer Shares to be delivered to the Underwriters shall be in definitive form and delivered to the Representatives at the offices of Shearman & Sterling, Washington, DC, for the accounts of the Underwriters on the respective Closing Date in accordance with the instructions delivered in accordance with clause 3(1)(a) or clause 3(2)(a) above.

(4) Offer Shares to be held through the Depository Trust Company ("DTC") shall be registered by CMSS in the name of DTC's nominee, Cede & Co., and credited to the accounts of such of its participants as the Representatives shall request in writing not later than the applicable date on which Deutsche Bank and the Representatives shall notify the Company in accordance with clause 3(1)(a) or clause 3(2)(a).

4.       UNDERTAKINGS

(1) The Company undertakes with the Underwriters that it will bear and pay (or, in respect of any duty, tax, commission, fee or the like for which the Underwriters are initially liable, will promptly reimburse the same to the Underwriters) any stamp or other duties, taxes, commissions or fees or charges on or in connection with the issue, sale, purchase, distribution and/or delivery of the Offer Shares to the Underwriters and the execution, delivery and performance of this Agreement and any value added tax payable in connection with the commissions and other amounts payable or allowable by the Company and otherwise in connection therewith.

(2) If, at any time when a Prospectus relating to the Offer Shares is required to be delivered under the Securities Act or in connection with the initial distribution of the Offer Shares, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the rules thereunder or applicable law, the Company will promptly, at its own expense: (i) prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance; and
         (ii) supply any amended or supplemented Prospectus to the Underwriters in such quantities as the Underwriters may reasonably request. Before making any such amendment, supplement or filing, the Company will furnish Deutsche Bank with a copy of each such proposed amendment or supplement, and will not make such proposed amendment, supplement or filing to which Deutsche Bank, on behalf of the Underwriters, reasonably objects.

(3) The Company will use all reasonable efforts to qualify the Offer Shares for offering and sale in each U.S. jurisdiction as Deutsche Bank, on behalf of the Underwriters, shall designate including, but not limited to, applicable state ("BLUE SKY") laws of certain states of the United States of America, and the Company shall maintain such qualifications in effect for such period as Deutsche Bank, on behalf of the Underwriters, may reasonably require in order to complete the placement of the Offer Shares.

(4)      The Company will:

         (a) prepare the Prospectus in a form approved by the Underwriters and file the Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act;

         (b) furnish to each Representative, without charge, one signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period in which the Prospectus is required to be delivered in connection with sales by an Underwriter or dealer, as many copies of the Prospectus, and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request;

         (c) make no further amendment or any supplement to the Registration Statement or Prospectus for so long as any Underwriter or dealer is required to deliver a Prospectus under the Securities Act or in connection with the initial distribution of the Offer Shares which shall be disapproved by Deutsche Bank promptly after reasonable notice thereof; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters copies thereof;

         (d) advise Deutsche Bank, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Offer Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and

         (e) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, promptly use its best efforts to obtain the withdrawal of such order.

(5) The Company will make generally available to the Company's security holders and to Deutsche Bank as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(6) During the period of 2 years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders.

(7) For a period of 180 days after the date hereof, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any additional Shares or securities convertible into or exchangeable or exercisable for any Shares, or publicly disclose the intention to make any such offer, sale, pledge, disposi-tion or filing, without the prior written consent of Deutsche Bank, which consent shall not be unreasonably withheld.

(8) For a period of 360 days after the date hereof, the Parent will not offer, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Shares or securities convertible into or exchangeable or exercisable for any Shares, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Deutsche Bank, which consent shall not be unreasonably withheld.

(9) The Company hereby agrees that it will ensure that the Directed Shares are restricted as required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three (3) months following the Closing Date. The Designated Underwriter will notify the Company as to which persons will need to be so restricted. At the request of the Designated Underwriter, the Company will direct CMSS to place a stop transfer restriction upon such securities for such a period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Designated Underwriter for any reasonable expenses (including, without limitation, legal expenses) it incurs in connection with such release.

5.       COMMISSIONS; TERMS OF THE PUBLIC OFFERING

         The Offer Shares are to be offered to the public initially at the Offer Price. In consideration of the agreement by the Underwriters to underwrite and pay for the Offer Shares as provided above, the Company shall pay to the Underwriters commissions, by way of deduction from the Offer Price of an amount equal to the difference between the Offer Price and the Purchase Price per Offer Share. The Company is advised by Deutsche Bank that the Underwriters initially propose to offer part of the Offer Shares to be sold in the Offering to certain dealers selected by the Representatives at a price that represents a concession not in excess of $0.46 per Offer Share under the Offer Price.

6.       EXPENSES

(1) The Company shall bear and pay all costs and expenses incurred in connection with the Offering, including: fees and expenses of its lawyers and any reporting accountants, fees and expenses in connection with the registration of the Offer Shares under the Securities Act and the preparation and filing of the Registration Statement, the Prospectus and all amendments and supplements thereto, the printing and distribution of the Prospectus and any Preliminary Prospectus, the printing and production of all other documents connected with the issue and distribution of the Offer Shares (including this Agreement and any other related agreements), transfer taxes payable in connection with the transfer of the Offer Shares to the Underwriters, expenses related to the qualification of the Offer Shares under the state securities or Blue Sky laws, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky memorandum, the filing fees and expenses, if any, incurred with respect to any filing with NASD Regulation, Inc., all expenses arising from the listing of the Offer Shares on the Nasdaq National Market, listing agents' fees and the arrangements for signing this Agreement, all costs and expenses of the Designated Underwriter, including the fees and disbursements of counsel for the Designated Underwriter, in connection with matters related to the Directed Share Program and the Company's pro rata costs and expenses of the roadshow (including roadshow consultants, venues, and travel and accommodation for its directors and employees) and 50% of the costs and expenses incurred for airplane rental in connection with the roadshow.

7.       REPRESENTATIONS AND WARRANTIES

(1) As a condition of the obligation of the Underwriters to underwrite and pay for the Offer Shares, the Company and the Parent jointly and severally represent, warrant and undertake to the Underwriters as follows:

         RECITALS

         (a) that the Recitals are in every material respect true and accurate and not misleading;

         REGISTRATION STATEMENT AND PROSPECTUS

         (b) that the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and to the Company's knowledge, no proceedings for such purpose are pending before or threatened by the Commission;

         (c) that (i) the Registration Statement, when it became effective, did not contain, and as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects, with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, as amended or supplemented, if applicable, will be distributed in connection with the offer and sale of the Directed Shares; except that the representations and warranties set forth in this subclause 7(1)(c) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through Deutsche Bank expressly for use therein;

         (d) that each Preliminary Prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; and each Preliminary Prospectus as of its date did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and complied in all material respects with any applicable laws or regulations of foreign jurisdictions in which each Preliminary Prospectus, as amended or supplemented, if applicable, was distributed in connection with the offer and sale of the Directed Shares; except that the representations and warranties set forth in this subclause 7(1)(d) do not apply to statements or omissions in the preliminary prospectus based upon information relating to any Underwriters furnished to the Company in writing by such Underwriter through Deutsche Bank expressly for use therein;

         (e) that except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement;

         (f) that except as provided in this Agreement or disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this Offering;

         LISTING

         (g) that all of the Offer Shares have been accepted for quotation on the Nasdaq National Market subject to official notice of issuance;

         FINANCIAL STATEMENTS

         (h) that the audited financial statements appearing in each of the Registration Statement and the Prospectus were prepared in accordance with the requirements of law and with generally accepted accounting principles in the United States consistently applied and that they present fairly the financial condition of the Company, EDN Sovintel LLC and GTS-Vox Limited as at the dates at which they were prepared and the results of operations of the Company, EDN Sovintel LLC and GTS-Vox Limited in respect of the periods for which they were prepared;

         MATERIAL ADVERSE CHANGE

         (i) there has been no material adverse change in the condition (financial or otherwise) or the earnings or business of the Group since December 31, 1998 other than as described in the Prospectus (exclusive of any amendments or supplements thereto) subsequent to the date of this Agreement;

         CORPORATE POWER AND AUTHORITY

         (j) that the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Prospectus, is duly qualified to transact business and, where the concept of good standing is recognized, is in good standing in each jurisdiction in which its ownership, leasing or operation of its property or assets or the conduct of its business requires such qualification and has full power and authority to execute and perform its obligations under this Agreement, except where the failure to have such power and authority, so to qualify or so to be in good standing would not, singly or in the aggregate, result in a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT"); each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) and all entities in which the Company has a direct or indirect majority equity interest or voting power (each, a "SUBSIDIARY", and collectively the "SUBSIDIARIES") of the Company has been duly organized (to the extent applicable) and is validly existing as a corporation, general partnership, limited partnership, limited liability company, closed joint stock company, or similar entity and, where the concept of good standing is recognized, is in good standing under the laws of its jurisdiction of organization, has full power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified to transact business and, where the concept of good standing is recognized, is in good standing in each jurisdiction in which its ownership, leasing or operation of its property or assets or the conduct of its business requires such qualification, except where the failure to have such power and authority, so to qualify or so to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding shares of each such Subsidiary have been duly authorized and are fully paid and as are shown therein as being owned directly or indirectly by the Company are owned free and clear of any liens, encumbrances, equities or claims;

         (k) that the execution of this Agreement by the Company has been duly authorized by the Company and this Agreement constitutes a legal, valid and binding obligation of the Company;

         (l) that neither the Company nor any of its Ventures is in violation of its charter or by-laws (or equivalent constitutive documents) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Ventures is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Venture is subject (collectively, "AGREEMENTS AND INSTRUMENTS") except for such defaults that would not, singly or in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Offer Shares and the use of the proceeds from the sale of the Offer Shares materially as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Venture pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws (or equivalent constitutive documents) of the Company or any Venture or (except for such violations, singly or in the aggregate, that would not result in a Material Adverse Effect) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Venture or any of their assets, properties or operations;

         (m) that except as disclosed in the Prospectus, the Company and the Ventures have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them (except such as would not, singly or in the aggregate, result in a Material Adverse Effect); and except as disclosed in the Prospectus, the Company and the Ventures hold any leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them (except such as would not, singly or in the aggregate, result in a Material Adverse Effect);

         (n) that all consents, approvals and authorisations of any court, government department or other regulatory body (including any stock exchange on which the Company's securities are or are to be listed) required by the Company for the execution of this Agreement, the performance of its terms and the issue and distribution of the Offer Shares have been obtained and are unconditional and in full force and effect (except such as would not, singly or in the aggregate, result in a Material Adverse Effect);

         (o) that the Company is not an "investment company" and, after giving effect to the offering of the Offer Shares and the application of the proceeds therefrom, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

         THE OFFER SHARES

         (p) that the authorized and issued capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

         (q) that the Shares outstanding prior to the issuance of the Offer Shares have been duly authorized and are validly issued, fully paid and non-assessable;

         (r) that the Offer Shares will, on issue and receipt of payment therefor in accordance with the terms of this Agreement, be validly issued in accordance with the law and regulations of the State of Delaware, fully paid and non-assessable and free from all liens, charges, encumbrances and other third party rights;

         DIVIDENDS AND DISTRIBUTIONS

         (s) that all dividends and other distributions declared and payable on the Offer Shares may under the current laws and regulations of the United States be paid in the United States, may be converted into foreign currency and may be freely transferred out of the United States and all such dividends and other distribu-tions will not be subject to withholding or other taxes under the laws and regulations of the United States and are otherwise free and clear of any other tax, withholding or deduction in the United States and without the necessity of obtaining any governmental authorization in the United States;

         TAXES

         (t) that no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the United States or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Offer Shares to or for the respective accounts of the Underwriters or the sale and delivery outside the United States by the Underwriters of the Offer Shares to the initial purchasers thereof;

         LITIGATION

         (u) that, except as disclosed in the Prospectus, no member of the Group is:

                  (i) involved in any litigation, arbitration or governmental proceedings relating to claims or amounts which individually or collectively may have, or have had in the previous 12 months, a Material Adverse Effect nor, to the best of the Company's knowledge, is any such litigation, arbitration or governmental proceeding pending or threatened or has any event occurred which may give rise to such litigation, arbitration or governmental proceeding; or

                  (ii) involved in or the subject of any current or pending investigation or proceedings (whether administrative, regulatory or otherwise) that would have a Material Adverse Effect, whether in the United States, the Russian Federation, Ukraine or elsewhere;

         LICENSES AND CONSENTS

         (v) except as otherwise disclosed in the Prospectus, the Company and the Ventures possess such permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except such as would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and the Ventures are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any Venture has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

         (w) that the Company and the Ventures own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of the Ventures, would individually or in the aggregate have a Material Adverse Effect;

         ENVIRONMENTAL

         (x) that except as disclosed in the Prospectus and to the best of the Company's knowledge, neither the Company nor any Venture is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim;

         MARKET MANIPULATION

         (y) that neither the Company nor any of its affiliates nor any person acting on behalf of any of them will, until Deutsche Bank shall have notified the Company of the completion of the distribution of the Offer Shares, do directly or indirectly any act or engage in any course of conduct (i) which creates a false or misleading impression as to the market in or the value of the Offer Shares and any associated securities (including options in respect of those shares and securities which are convertible into or exchangeable for those shares and securi-

                  ties); or (ii) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares;

         MISCELLANEOUS

         (z) that no labor dispute with the employees of the Company or any Venture exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, have a Material Adverse Effect; and

         (aa) that except as disclosed in the Prospectus, neither the Company nor any Venture is in violation of the Foreign Corrupt Practices Act, as amended, such that such a violation would, individually or in the aggregate, have a Material Adverse Effect; and that except as disclosed in the Prospectus, the Company is not aware of any pending investigation which might lead to a claim of such a violation.

(2) The above representations and warranties shall be deemed to be repeated at each Closing and such representations and warranties and the indemnity in clause 8 below shall continue in full force and effect notwithstanding:

         (a) any Underwriter's actual or constructive knowledge with respect to any of the matters referred to in the representations and warranties of the Company or any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company;

         (b) the completion of the arrangements set out in this Agreement for the issue and sale of the Offer Shares; or

         (c)      the termination of this Agreement.

8.       INDEMNITY

(1) The Company and the Parent, jointly and severally, hereby undertake to the Underwriters to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Indemnified Person in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in the supplement or Preliminary Prospectus or Prospectus wrapper material distributed in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, when considered in conjunction with any Preliminary Prospectus or the Prospectus, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through Deutsche Bank expressly for use therein; provided that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriters if the Underwriters failed to deliver a copy of the Prospectus, as then supplemented or amended (so long as the Prospectus and any amendment or supplement thereto was provided by the Company to the Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the applicable Closing Date), to the person asserting any losses or other claims caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus as so amended or supplemented.

(2) Each Underwriter hereby undertakes, severally and not jointly, to indemnify and hold harmless the Company, any of its affiliates or controlling persons (as defined in Section 15 of the Securities Act or Section 20 of the Exchange Act) or any of their respective directors, officers, employees or agents from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through Deutsche Bank expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendments or supplements thereto.

(3) In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Designated

         Underwriter from and against any and all losses, liabilities, claims, damages and reasonable expenses incurred by it as a result of the failure of the Participants to pay for and accept delivery of the Directed Shares which, by the end of the day following the date of this Agreement, were subject to a properly confirmed agreement to purchase such Directed Shares.

(4) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to subclause (1), (2) or (3) of this clause 8, such person (for purposes of this subclause (4), the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (for purposes of this subclause (4), the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others which the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons and (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for Indemnified Persons, such firm shall be designated in writing by Deutsche Bank. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(5)      To the extent the indemnification provided for in subclause (1), (2) or
         (3) of this clause 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (a) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party or parties, on the other hand, from the offering of the Offer Shares or (b) if the allocation provided above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in subclause (a) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offer Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offer Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Offer Price of the Offer Shares. The relative benefits received by the Parent on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as if the Parent had received the net proceeds from the offering of Offer Shares (before deducting expenses) that are received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the table on the cover of the Prospectus bear to the aggregate Offer Price of the Offer Shares. The relative fault of the Company on the one hand, the Parent on the second hand and the Underwriters on the third hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Parent or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this clause 8 are several in proportion to the respective number of Offer Shares they have purchased hereunder, and not joint.

(6) The Company, the Parent and the Underwriters agree that it would not be just or equitable if contribution pursuant to this clause 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subclause (5) of this clause 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this clause 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offer Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this clause 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(7) Notwithstanding the foregoing indemnity and contribution provisions contained in this clause 8 the obligation of the Parent to indemnify the Underwriters and the other Indemnified Persons shall be only effective after the Underwriters have pursued through an initial decision of a court or settlement their right of indemnification against the Company (except that the Underwriters shall not be required to pursue such a decision or settlement if the Company becomes subject to a bankruptcy or insolvency proceeding), and the Parent's indemnification obligation is limited to the amount of net proceeds received by the Company from the offering of the Offer Shares, plus any reasonable costs, charges and expenses (including legal fees) incurred by the Underwriters and the other Indemnified Persons in connection with investigating, preparing or defending any losses, claims, damages and liabilities.

(8) The indemnity and contribution provisions contained in this clause 8 shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company or the Parent, or their respective officers or directors or any person controlling them and (c) acceptance of and payment for any of the Offer Shares.

(9) The provisions of this clause shall not affect any agreement between the Company and the Parent with respect to indemnification or contribution.

9.       LISTING

         The Company shall, if it has not already done so and if it is required in order to obtain a listing of the Offer Shares as provided below, make or cause to be made an applica-tion for the listing of the Offer Shares on the Nasdaq National Market. The Company shall endeavour to obtain the listing as promptly as practicable and the Company shall furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain or maintain the listing.

10.      CONDITIONS PRECEDENT

         The several obligations of the Underwriters to purchase the Offer Shares are conditional upon the following further considerations:

         (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the reasonable judgment of Deutsche Bank (following consultation with the Company and the Parent, when feasible), is material and adverse and that makes it, in the reasonable judgment of Deutsche Bank (following consultation with the Company and the Parent, when feasible), impracticable to market the Offer Shares on the terms and in the manner contemplated in the Prospectus.

         (b)      The following documents shall be delivered to the
                  Underwriters:

                  (A) a legal opinion from Shearman & Sterling, counsel for the Company, dated such Closing Date, to the effect that:

                           (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus;

                           (ii) The Offer Shares delivered on such Closing Date and all other outstanding shares of the Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Shares under the Delaware General Corporate law or the Company's Certificate of Incorporation or By-laws;

                           (iii) No consent, approval, authorization or order of, or filing with, any U.S. federal or New York state governmental agency or body or any U.S. federal or New York state court is required for the consummation by the Company of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offer Shares by the Company, except such as have been obtained and made under the Securities Act and such as may be required under state securities laws or the laws of any jurisdiction outside the United States;

                           (iv) The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated in this Agreement, and compliance by the Company with the terms thereof (1) will not result in any violation of the Certificate of Incorporation or By-laws of the Company, and (2) will not conflict with, or constitute default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (A) any existing U.S. Federal or New York State applicable law, rule or regulation which, in each instance in our experience, are normally applicable to corporations such as the Company or transactions of this type, other than the securities or blue sky laws of the various states, as to which, in each case, we express no opinion or (B) any judgment, order or decree of any U.S. Federal or New York State court, governmental agency or body or arbitrator known by us to be applicable to the Company (except for such conflicts, defaults or liens, charges or encumbrances, with respect to clause (2) above, that would not reasonably be expected to result in a Material Adverse Effect);

                           (v) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act;

                           (vi) This Agreement has been duly authorized, executed and delivered by the Company;

                           (vii) The statements in the Prospectus under the captions "Description of Capital Stock," "Certain United States Tax Consequences to Non-U.S. Holders of Common Stock" and "Underwriting," and in the Registration Statement under Item 14, insofar as such statements constitute a summary of the legal matters referred to therein, fairly summarize the matters referred to therein;

                           (viii) The Company is not now, and immediately after giving effect to the offering and sale of the Offer Shares and the application of the net proceeds thereof as described in the Prospectus, will not be, required to register under the Investment Company Act of 1940, as amended to date; and

                           (ix) The form of certificate used to evidence the Shares complies in all material respects with the applicable statutory requirements of the Delaware General Corporation Law, with any applicable requirements of the Certificate of Incorporation and By-laws of the Company and the requirements of the Nasdaq National Market.

                                    In addition, such counsel shall state that
                           such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and counsel for the Underwriters and representatives of the independent public accountants of the Company at which the contents of the Registration Statement and Prospectus and related matters were discussed and that, (i) in such counsel's opinion, the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical data contained therein or omitted therefrom, as to which such counsel need not comment) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; (ii) no facts came to such counsel's attention which gave such counsel reason to believe that (a) the Registration Statement (other than the financial statements and other financial and statistical data contained therein or omitted therefrom, as to which such counsel need not comment), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus (other than the financial statements and other financial and statistical data contained therein or omitted therefrom, as to which we have not been requested to comment), as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement that is not so filed.

                  (B) a legal opinion from Jeff Riddell, General Counsel for the Company, dated such Closing Date to the effect that:

                           (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in each U.S. jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing, individually or in the aggregate, would not have a Material Adverse Effect;

                           (ii) The Offer Shares delivered on such Closing Date and all other outstanding shares of the Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Shares;

                           (iii) To the best of such counsel's knowledge, except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

                           (iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offer Shares by the Company, except such as have been obtained and made under the Securities Act and such as may be required under state securities laws;

                           (v) The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated in this Agreement, and compliance by the Company with the terms thereof (1) will not result in any violation of the charter or by-laws of the Company, and (2) will not conflict with, or constitute default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (A) any material agreement of the Company or (B) any judgment, order or decree of any Federal or New York court, governmental agency or body or arbitrator known by such counsel to be applicable to the Company (except for such conflicts, defaults, liens, charges or encumbrances, with respect to clause (2) above, that would not reasonably be expected to result in a Material Adverse Effect);

                           (vi) This Agreement has been duly authorized, executed and delivered by the Company;

                           (vii)    Each subsidiary of the Company listed on
                                    Schedule I attached thereto has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company listed on Schedule I attached thereto is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which such qualification is required, except where the failure so to qualify or be in good standing, individually or in the aggregate, would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company listed on Schedule I attached thereto of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, to the best of such counsel's knowledge, the capital stock of each subsidiary owned by the Company listed on
                                    Schedule I attached
                                    thereto, directly or through subsidiaries, is owned free from liens, encumbrances and defects;

                           (viii) Except as disclosed in the Prospectus, the Company and the Ventures have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them, except such as would not, singly or in the aggregate, result in a Material Adverse Effect; and except as disclosed in the Prospectus, the Company and the Ventures hold any leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them, except such as would not, singly or in the aggregate, result in a Material Adverse Effect;

                           (ix) Except as otherwise disclosed in the Prospectus, the Company and the Ventures possess such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except such as would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and the Ventures are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any Venture has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect; and

                           (x) To the best of such counsel's knowledge, except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any Venture or any of their respective properties that, if determined adversely to the Company or any Venture, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offer Shares; and no such actions, suits or proceedings are, to the best of such counsel's knowledge, threatened or contemplated.

                                    In addition, such counsel shall state that
                           such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and counsel for the Underwriters and representatives of the independent public accountants of the Company at which the contents of the Registration Statement and Prospectus and related matters were discussed and that, (i) in such counsel's opinion, the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical data contained therein or omitted therefrom, as to which such counsel need not comment) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; (ii) no facts came to such counsel's attention which gave such counsel reason to believe that (a) the Registration Statement (other than the financial statements and other financial and statistical data contained therein or omitted therefrom, as to which such counsel need not comment), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus (other than the financial statements and other financial and statistical data contained therein or omitted therefrom, as to which we have not been requested to comment), as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement that is not so filed.

                  (C) a legal opinion from Coudert Brothers, special Russian counsel for the Company, dated such Closing Date to the effect that:

                           (i) Each of the Russian companies listed on Schedule B thereto (the "RUSSIAN COMPANIES") has been duly organized and is validly existing as a legal entity registered under the laws of the Russian Federation and has the corporate power and authority to carry on its business and to own, lease and operate its properties as disclosed in the Prospectus;

                           (ii) All of the outstanding shares of capital stock or ownership interests, as applicable, of each of the Russian Companies have been duly authorized and validly issued and the issuance of such shares was properly registered with the appropriate authorities competent therefor, and, to the best of such counsel's knowledge, to the extent owned, directly or indirectly, by the Company, are owned free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature. The Company owns, directly or indirectly, that percentage of the issued and outstanding shares of capital stock or ownership interests of the Russian Companies set forth on Schedule 1 thereto as being owned by the Company;

                           (iii) Except as disclosed in the Prospectus, under current legislation of the Russian Federation, as applicable, (i) subject to the qualifications explicitly set forth in such opinion, dividends and other distributions declared and payable on the issued and outstanding shares of the Russian Companies may be paid to the foreign shareholders in U.S. Dollars and may be transferred by such foreign shareholders out of the Russian Federation, as the case may be; (ii) all such dividends are, and other distributions may be, subject to withholding taxes unless an international treaty provides otherwise and the procedures set forth in applicable Russian legislation enabling the foreign shareholders to avail themselves of such treaty benefits are followed; and (iii) such dividends and distributions are otherwise free and clear of any other tax or deduction in the Russian Federation, provided that all profits and other taxes have been paid by the relevant Russian Company prior to the payment of such dividends and distributions;

                           (iv) Except as disclosed in the Prospectus, each Russian Company has such telecommunications permits, licenses and authorizations of governmental or regulatory authorities, including, without limitation, licenses issued by the State Committee of the Russian Federation on Communications and Information (formerly the Ministry of Communications) (the "TELECOMMUNICATIONS LICENSES"), permissions issued by the State Service for Communications Oversight (also referred to as Gossvi-aznadzor), and/or radio-frequency allocations issued by the State Commission for Radio Frequencies (all of the foregoing, without limitation, being the
                                    "TELECOMMUNICATIONS PERMITS"), which are necessary to own, lease, and operate its respective properties and to conduct its business as disclosed in the Prospectus. Such Telecommunications Permits contain no restriction that is likely to have a material adverse effect on the business, condition (financial or other), properties, net worth, results of operations or prospects (a "RUSSIAN MATERIAL ADVERSE EFFECT") of such Russian Company. Except as disclosed in the Prospectus, to the best of such counsel's knowledge, each of the Russian Companies has fulfilled and performed all of its material obligations with respect to such Telecommunications Permits and no event has occurred which creates, or after notice or lapse of time or both would create, a material likelihood that such Telecommunications Permits would be revoked or terminated;

                           (v) To the best of such counsel's knowledge, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, or commitments of sale entitling any person to purchase or otherwise acquire from any of the Russian Companies any shares of the capital stock of, or other ownership interest in, any of such Russian Companies, with the exception of those arising as a matter of Russian law and those included in the foundation documents (including the shareholders' agreements), and any amendments thereto, of the Russian Companies; and

                           (vi) Except as otherwise set forth in the Prospectus, there are no legal or governmental proceedings pending or threatened in writing to which any Russian Company is a party or of which any of its property is the subject, which could have a Russian Material Adverse Effect on the Russian Companies as a whole.

                                    In addition, such counsel shall state that
                           the statements relating to telecommunications law and regulations in the Russian Federation in the Prospectus under the caption "REGULATION," insofar as they purport to constitute a summary of the matters expressly referred to therein, fairly describe such matters in all material respects.

                  (D) a legal opinion from Shevchenko, Didkovskiy & Partners, special Ukrainian counsel for the Company, dated such Closing Date to the effect that:

                           (i) The statements in the Prospectus relating to Ukraine under the captions "RISK FACTORS -- Risks Associated With Doing Business in Russia, Ukraine and Other Countries of the Commonwealth of Independent States," "RISK FACTORS -- Risks Associated with Our Business," "THE POLITICAL, LEGAL AND ECONOMIC ENVIRONMENTS IN RUSSIA AND UKRAINE" and "REGULATION," insofar as they purport to constitute a summary of the matters expressly referred to therein, fairly describe such matters in all material respects;

                           (ii) Golden Telecom (Ukraine) has been duly organized and is validly existing as a legal entity registered under the laws of Ukraine and has corporate power and authority to carry on its business and to own, lease and operate its properties as disclosed in the Prospectus;

                           (iii) All of the ownership interests of Golden Telecom (Ukraine) have been duly authorized and validly issued and, to the best of our knowledge, to the extent indirectly owned by the Company, are owner free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature. The Company owns indirectly 69% of the ownership interests in Golden Telecom (Ukraine);

                           (iv) Except as disclosed in the Prospectus, under current legislation of Ukraine, as applicable, (i) dividends and other distributions declared and payable on the ownership interests of Golden Telecom (Ukraine) may be paid to the foreign shareholders in U.S. Dollars and may be transferred by such foreign shareholders out of Ukraine, as the case may be; (ii) all such dividends are, and other distributions may be, subject to withholding taxes unless an international treaty provides otherwise and the procedures set forth in applicable Ukrainian legislation enabling Golden Telecom (Ukraine) to avail itself of such treaty benefits are followed, and (iii) such dividends and distributions are otherwise free and clear of any other tax or deduction in Ukraine, provided that all profits and other taxes have been paid by

                                    Golden Telecom (Ukraine) prior to the
                                    payment of such dividends and distributions;

                           (v) Except as disclosed in the Prospectus, Golden Telecom (Ukraine) has such permits, licenses and authorizations of governmental or regulatory authorities, including, without limitation, licenses and permits issued by the State Committee of Communications of Ukraine (formerly the Ministry of Communications of Ukraine) and the former State Inspectorate for Electric Communications of Ukraine and other appropriate Ukrainian authorities (all of the foregoing, without limitation, being the "PERMITS"), which are necessary to own, lease, and operate its respective properties and to conduct its business as disclosed in the Prospectus. Such Permits contain no restriction that, as a matter of Ukrainian law and regulation, is likely to have a material adverse effect on the business, condition (financial or other), properties, net worth or results of operations (a "UKRAINIAN MATERIAL ADVERSE EFFECT") of Golden Telecom (Ukraine). Except as disclosed in the Prospectus, to the best of our knowledge, Golden Telecom (Ukraine) has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination thereof;

                           (vi) To the best of our knowledge, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, or commitments of sale entitling any person to purchase or otherwise acquire from Golden Telecom (Ukraine) any ownership interest in Golden Telecom (Ukraine); and

                           (vii) Except as otherwise set forth in the Prospectus, there are no legal or governmental proceedings pending to which Golden Telecom (Ukraine) is a party or of which any of its property is the subject, which could have a Ukrainian Material Adverse Effect on Golden Telecom (Ukraine).

                  (E) such favorable opinion or opinions from Cahill Gordon & Reindel, counsel for the Underwriters, dated such Closing Date, as the Underwriters may reasonably require and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (F) such favorable opinion or opinions from Clifford Chance, special Russian counsel for the Underwriters, dated such Closing Date, as the Underwriters may reasonably require and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (G) such favorable opinion or opinions from Baker & McKenzie, special Ukrainian counsel for the Underwriters, dated such Closing Date, as the Underwriters may reasonably require and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass on such matters.

         (c) The opinions of the Company's counsel described herein shall be rendered to the Underwriters at the request of the Company and shall so state therein.

         (d) The Underwriters shall have received certificates, each dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company and of the Parent in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company or the Parent, as the case may be, in this Agreement are true and correct as though made at and as of such Closing Date; the Company or the Parent, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of such officer, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, or of EDN Sovintel LLC, Sovam Teleport Ukraine and PrimTelefone taken as a whole, except as set forth in or contemplated by the Prospectus or as described in such certificate.

         (e) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with clause 4(4) hereof; the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened to the Company in writing by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriters.

         (f) The delivery to the Underwriters, on each of the date hereof and the Closing Date, of a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young (CIS) Limited, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (g) The Nasdaq National Market shall have admitted the Shares to listing on or before the First Closing.

         (h) The "lock-up" agreements between the Underwriters and the Company's directors and officers and the Parent relating to sales and certain other dispositions of Shares or certain other securities, delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date.

(2) The Company and the Parent undertake to use all reasonable endeavours to procure that the conditions set out in this clause 10 are satisfied on or before the respective Closing Date.

(3) In the event that any of the foregoing conditions is not satisfied on or before the First Closing Date, this Agreement shall (subject as mentioned below) terminate and the parties to this Agreement shall (except for the liability of the Company in relation to expenses as provided in clause 6, the indemnity provided in clause 8 and any liability arising before or in relation to such termination) be under no further liability or obligation arising out of this Agreement, provided that Deutsche Bank on behalf of the Underwriters may in its discretion and by notice to the Company waive, or extend the time for, satisfaction of any of the above conditions or of any part of them.

11.      TERMINATION

         This Agreement shall be subject to termination by notice given by the Underwriters to the Company, if (a) after the execution and delivery of this Agreement and prior to the date of the Closing (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, Nasdaq National Market or the American Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) a change in

         United States, Russian or Ukrainian taxation materially adversely affecting the Company, the Shares or a change in currency exchange rates or exchange controls or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial, political, economic or market conditions or any calamity or crisis that, in the reasonable judgment of the Underwriters, is material and adverse and (b) in the case of any of the events specified in clauses
         (a)(i) through (v), such event, singly or together with any other such event, makes it, in the reasonable judgment of the Underwriters (following consultation with the Company and the Parent, when feasible), impracticable to market the Offer Shares on the terms and in the manner contemplated in the Prospectus.

12.      NOTICES

         Any notice or notification in any form to be given under this Agreement may be delivered in person or sent by telex, facsimile or telephone (subject in the case of a communication by telephone to confirmation by telex or facsimile) addressed to:

                  IN THE CASE OF THE COMPANY:

                  Golden Telecom, Inc.
                  c/o Golden Teleservices, Inc.
                  4121 Wilson Boulevard
                  8th Floor
                  Arlington, VA  22203

                  Facsimile:  (703) 236-3101
                  Attention:  General Counsel

                  IN THE CASE OF THE PARENT:

                  Global Telesystems Group, Inc.
                  4121 Wilson Boulevard
                  8th Floor
                  Arlington, VA  22203

                  Facsimile:  (703) 236-3101
                  Attention:  Chief Financial Officer

                  IN THE CASE OF THE UNDERWRITERS:

                  Deutsche Bank AG London
                  23 Great Winchester Street
                  London  EC2P 2AX

                  Facsimile:  (+44) 0171 826 6301
                  Attention:  Equity Capital Markets Group
                              Steffan Till
                              Denzil Jenkins

         Any such notice shall take effect, in the case of delivery, at the time of delivery and, in the case of telex or facsimile, at the time of despatch.

13.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

14.      GOVERNING LAW

         THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS of which this Agreement has been executed on the date written above.

Yours faithfully,

GOLDEN TELECOM, INC.


By:   /s/  Jeffrey A. Riddell
   ---------------------------------------
   Name:  Jeffrey A. Riddell
   Title: General Counsel and Secretary


GLOBAL TELESYSTEMS GROUP, INC.


By:      /s/  Vimal Agarwal
   ---------------------------------------
   Name:  Vimal Agarwal
   Title: Vice President and Group Treasurer


  CONFIRMED AND ACCEPTED,
  as of the date first written above:

  DEUTSCHE BANK AG LONDON
  BEAR, STEARNS & CO. INC.

By:  DEUTSCHE BANK AG LONDON


By:      /s/  Darren Anstee
   ---------------------------------------
   Name:  Darren Anstee
   Title: Vice President

SCHEDULE 1

THE UNDERWRITERS

UNDERWRITER                                       UNDERWRITING COMMITMENT

Deutsche Bank AG London                            3,720,000

Bear, Stearns & Co. Inc.                             930,000

                                                   ---------
Total                                              4,650,000